UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PERSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported: November 30, 2017

INDEPENDENCE TAX CREDIT PLUS L.P. II

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction Of Incorporation)	003-37704-03 (Commission File No.)	13-3646846 (I.R.S. Employer Identification No.)

1225 17th Street, Denver, Colorado	80202
(Address of Principal Executive Officer)	(Zip Code)

Registrant’s telephone number, including area code: (303) 927-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12-b-2 of the Securities Exchange Act of 1934 (§240.12-b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with  any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 8.01 Other Events

On November 30, 2017, Independence Tax Credit Plus L.P. II (the ”Partnership”) completed its liquidation and winding-up, and has filed a certificate of cancellation with the Secretary of State of Delaware and will file a Form 15 with the Securities Exchange Commission to terminate registration under Section 12(g) of the Securities of Exchange Act of 1934 (the ”Exchange Act”), after which the Partnership will no longer be required to file reports under Sections 13 and 15(d) of the Exchange Act. The Partnership transferred its entire cash balance, after setting aside a reserve  for the payment of accrued operating expenses and accrued liquidation expenses, to a paying agent for distributions to investors.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENCE TAX CREDIT PLUS L.P. II

(Registrant)

By:	RELATED INDEPENDENCE ASSOCIATES L.P.,
General Partner

By:	INDEPENDENCE ASSOCIATES GP LLC,
General Partner

By:	CENTERLINE MANAGER LLC,
Manager

By:	CENTERLINE AFFORDABLE HOUSING ADVISORS LLC,
Sole Member

By:	CENTERLINE CAPITAL GROUP LLC,
Sole Member

Date:	November 30, 2017	By:	/s/ Ivyl T. Boyce
Ivyl Boyce
Chief Financial Officer

Date:	November 30, 2017	By:	/s/ Alan T. Fair
Alan T. Fair
President and Chief Executive Officer